EXHIBIT 99.1

                      CERTIFICATION OF PERIODIC REPORT

Kenneth R. Rezendes, President and Chief Executive Officer, and Edward Bernardo, Jr. Vice President and Treasurer of Slade's Ferry Bancorp (the "Company"), each hereby certifies, pursuant to Section 906 of the Sarbanes-Axley Act of 2002, 18 U.S.C. Section 1350, that to the best of his knowledge:

      1) the Quarterly Report on Form 10-Q of the Company for the quarterly period ended June 30, 2002 fully complies with the requirements of Section 13(2) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 780(d); and

      2) the information contained in Form 10-Q fairly represents in all material respects, the financial condition and results of operations of the Company.


August 13, 2002                        /s/ Kenneth R. Rezendes
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(Date)                                 (Signature)      Kenneth R. Rezendes
                                          President/Chief Executive Officer



August 13, 2002                        /s/ Edward Bernardo Jr.
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(Date)                                 (Signature)      Edward Bernardo Jr.
                                                   Vice President/Treasurer
                                                   Chief Financial Officer/
                                                   Chief Accounting Officer